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                                                                    EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING


         James Grosfeld and Nancy Grosfeld hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.


Dated:  November 27, 2001                      /s/ JAMES GROSFELD
                                               ---------------------------------
                                               James Grosfeld


Dated:  November 27, 2001                      /s/ NANCY GROSFELD
                                               ---------------------------------
                                               Nancy Grosfeld